                                                                    EXHIBIT 4.16

                               [FACE OF SECURITY]

                                FORM OF SECURITY


                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                  THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                  THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

                  EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY (INCLUDING ANY PARTICIPANT IN THE DEPOSITARY HOLDING THIS SECURITY THAT IS SHOWN AS HOLDING SUCH AN INTEREST ON THE RECORDS OF SUCH DEPOSITARY AND EACH BENEFICIAL OWNER THAT HOLDS THROUGH ANY SUCH PARTICIPANT) AGREES FOR THE BENEFIT OF AMERICA WEST HOLDINGS CORPORATION (THE "COMPANY") AND AMERICA WEST AIRLINES, INC. ("AMERICA WEST") THAT THIS SECURITY, ANY GUARANTEES THEREOF, AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY (OR SUCH SHORTER PERIOD AS MANY THEN BE APPLICABLE UNDER THE SECURITIES ACT REGARDING THE HOLDING PERIOD FOR NOTES OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF UNDER RULE 144(K) OF THE SECURITIES ACT OR ANY SUCCESSOR RULE) OF THE ISSUANCE HEREOF OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY OR AMERICA WEST AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A

QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE OFFER, SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION.

                  EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY AGREES THAT IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. EACH BENEFICIAL OWNER WILL, AND EACH SUBSEQUENT BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY IS REQUIRED TO, NOTIFY ANY PURCHASER OF ANY BENEFICIAL INTEREST IN THE SECURITIES OR SUCH COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

                  THE BENEFICIAL HOLDER OF AN INTEREST IN ANY OF THE SECURITIES EVIDENCED BY THIS SECURITY, BY PURCHASING THIS SECURITY (1) REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY AND AMERICA WEST THAT IT IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, OR (B) AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT AND IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND (2) ACKNOWLEDGES THAT THE SECURITIES AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR UNDER ANY STATE SECURITIES LAWS.

                        AMERICA WEST HOLDINGS CORPORATION

                      7.5% CONVERTIBLE SENIOR NOTE DUE 2009


CUSIP NO. 023657 AA 7

NO. __
                                                                    $___________


                  AMERICA WEST HOLDINGS CORPORATION, a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "COMPANY"), for value received, hereby promises to pay to _____________, or its registered assigns, the principal sum of _____________ U.S. Dollars ($______________) (the "ORIGINAL PRINCIPAL AMOUNT") plus the aggregate of all outstanding PIK Loans (as defined in the Indenture) on January 18, 2009.

                  Interest Payment Dates: June 1 and December 1, commencing June 1, 2002.

                  Regular Record Dates: May 15 and November 15.

                  Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

                              AMERICA WEST HOLDINGS CORPORATION

                              By:  _____________________________________
                                   Name:
                                   Title:





                              By:  _____________________________________
                                   Name:
                                   Title:



                              Dated: January __, 2002


Trustee's Certificate of Authentication

This is one of the 7.5% Convertible Senior Notes due 2009 described in the within-named Indenture.

Wilmington Trust Company, as Trustee and not in its individual capacity


By:  _____________________________
     Name:
     Title:


Dated: January ___, 2002

                              [REVERSE OF SECURITY]

                        AMERICA WEST HOLDINGS CORPORATION

                      7.5% CONVERTIBLE SENIOR NOTE DUE 2009

                  1. INDENTURE; SECURITIES.

                  This Security is one of a duly authorized series of the 7.5% Convertible Senior Notes due 2009 (the "SECURITIES") of America West Holdings Corporation, a Delaware corporation (including any successor Person under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of January 18, 2002 (the "INDENTURE"), between the Company and Wilmington Trust Company, as trustee and not in its individual capacity (the "TRUSTEE"). The Securities issued under the Indenture may be issued in one or more series and the Securities of each such series shall rank equally and pari passu with the Securities of each other series. Notwithstanding any provision to the contrary, any future series of Securities established in or pursuant to a Board Resolution or a supplemental indenture will be on the same terms as the Securities issued pursuant to the Indenture in all respects other than the date of issuance. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"). This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the Indenture, if so provided by or pursuant to such Board Resolution, such Officers' Certificate or in any such indenture supplemental thereto. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  2. PRINCIPAL AND INTEREST.

                  The Company promises to pay Interest on the Original Principal Amount and the aggregate outstanding PIK Loans at the Interest Rate from the date of issuance until repayment in full at Stated Maturity, or redemption. The payment of the Original Principal Amount, any aggregate outstanding PIK Loans, premium, if any, Interest and Liquidated Damages, if any, is fully guaranteed by America West pursuant to the terms of a certain Guaranty, dated as of the date hereof (the "GUARANTY"), made by America West in favor of the Trustee and the Holders. For all purposes herein, (i) references to the Principal amount of this Security at any time of determination shall be deemed to be references to the outstanding balance of the Original Principal Amount, premium, if any, and the aggregate outstanding PIK Loans at such time of determination and (ii) references to payments of Interest on this Security for any period of determination shall be deemed to be references to the payment of Interest on the outstanding balance of the Original Principal Amount during such period and any aggregate outstanding PIK Loans during such period. The Company will pay Interest on this Security semiannually in arrears on June 1 and December 1 of each year (each, an "INTEREST PAYMENT Date"), commencing June 1, 2002.

         The Securities shall bear Interest from January 18, 2002 until the Principal amount thereof is paid or made available for payment, or until such date on which the Securities are converted, redeemed or purchased as provided herein, at a rate of 7.5% per annum. Interest shall be payable semiannually in arrears on each Interest Payment Date.

         Interest on the Securities shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable for less than a full semiannual period for which Interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

         Subject to the Company's option to pay Interest in cash or PIK Loans and subject to such other terms as set forth herein, Interest shall be due and payable on the Securities as follows:

                           (1) A registered Holder of any Security as of the
                  close of business on a Regular Record Date shall be entitled (except as otherwise indicated in Section 2.1(e) of the Indenture) to receive and shall receive, as the registered Holder as of such Regular Record Date, accrued and unpaid Interest on such Security on the corresponding Interest Payment Date (other than any Security whose Stated Maturity is prior to such Interest Payment Date, in which case Interest shall be paid on such Stated Maturity).

                           (2) In the event that a Security becomes subject to
                  redemption pursuant to Article 10 of the Indenture and the Redemption Date occurs after a Regular Record Date but before an Interest Payment Date, the Person whose Securities become subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid Interest from the preceding Interest Payment Date (or such earlier date on which Interest was last paid) to but not including the Redemption Date on such Security, even if such Person is not the Holder of such Security.

                           (3) In the event that a Security is converted
                  pursuant to Article 11 of the Indenture, the Holder who converts such Security on any date other than an Interest Payment Date shall be entitled to accrued and unpaid Interest from the preceding Interest Payment Date until the Conversion Date, or otherwise, on such Security.

                  If the Company fails to make a payment of Principal of or Interest on any Security when due and payable, it shall pay such Interest on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the "DEFAULTED INTEREST"). It may elect to pay such Defaulted Interest, plus any other Interest payable on it, to the Persons who are Holders on which the Interest is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the interest payment date and amount to be paid.

                  3. METHOD OF PAYMENT.

                  Interest on this Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest. Principal, of and payments of cash Interest on, Global Securities will be payable, for the benefit of the holders of this Security, to the Depositary in immediately available funds.

                  Principal on Physical Securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Payments of cash Interest on Physical Securities will be payable by (i) U.S. Dollar check drawn on a bank in the City of Tempe mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant record date by a Holder of a Principal amount of Securities in excess of $2,000,000, wire transfer in immediately available funds, which such application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

                  For all purposes of this Security and the Indenture, Interest due on the first six (6) Interest Payment Dates shall be payable, at the election of the Company, in either (a) the form of cash or (b) the form of a deemed loan which shall be in addition to the Original Principal Amount of this Security and shall for all purposes be Principal evidenced by this Security and entitled to the benefits of the Indenture (in each case, a "PIK LOAN"). Unless the Company shall have delivered an Officers' Certificate to the Trustee within three Business Days of the applicable Interest Payment Date stating that the Company elects to make a payment of Interest in cash, it shall be deemed to have elected to make such payment of Interest in the form of a PIK Loan.

                  4. PAYING AGENT AND REGISTRAR.

                  Initially, Wilmington Trust Company will act as Paying Agent and Registrar.

                  5. PROVISIONAL AND OPTIONAL REDEMPTION.

                  The Securities may be redeemed at the election of the Company, as a whole or in part, at any time before January 18, 2005, upon at least 20 and not more than 60 days' notice by mail to the Holders of the Securities at the Provisional Redemption Price, to but excluding the Provisional Redemption Date if (1) the Trading Price of the Common Stock has exceeded 120% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Notice Date, and (2) a shelf registration statement covering resales of the Securities and the Common Stock issuable upon conversion thereof is effective and available for use and is expected to remain effective and available for use for the 30 days following the Provisional Redemption Date, unless registration is no longer required.

                  At any time on or after January 18, 2005, except for Securities that are converted pursuant to Section 11.1 of the Indenture, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Securities, upon notice as set forth in Section 10.4 of the Indenture, at the Redemption Price (expressed in percentages of the Principal amount) set forth below if, but only if, redeemed on a Redemption Date occurring during the 12-month period beginning on the dates indicated:


                                                            Redemption
             During the Twelve Months Commencing              Price
             -----------------------------------              -----
             January 18, 2005.................               103.75%
             January 18, 2006.................               102.50%
             January 18, 2007.................               101.25%
             January 18, 2008.................               100.00%


                  If the Company exercises its option to redeem the Securities pursuant to Section 10.1(a) or (b) of the Indenture, a Holder may nevertheless exercise its right to convert such Securities when and to the extent permissible under Article 11 of the Indenture, in each case, until the close of business two Business Days immediately preceding the Redemption Date.

                  The Company shall pay any Interest to the Holder of the Securities called for redemption (including those Securities which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) accrued but not paid to, but excluding, the Redemption Date pursuant to Section 2.1(e) of the Indenture; provided, however, that if the Redemption Date is an Interest Payment Date, the Company shall pay the Interest to the Holder of such Security at the close of business on such Interest Payment Date.

                  The Company is required to furnish the notice of redemption to the Holders as provided in the Indenture.

                  6. CONVERSION RIGHT.

                  Subject to and upon compliance with the provisions of the Indenture, the Holder of Securities is entitled, at such Holder's option, at any time after January 18, 2005 or in connection with a redemption pursuant to
Section 10.1(a) or (b) of the Indenture or such earlier date as the Company shall have provided notice to the Holders by mail, to convert this Security (or any portion of the Principal amount hereof which is $1,000 or an integral multiple thereof), at the Principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

                  The conversion right shall expire at the close of business on the Stated Maturity. If this Security (or a portion thereof) is called for redemption, such conversion right in respect of such Security (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. The Conversion Price shall be initially equal to $12 per share of Common Stock, which may be adjusted under certain circumstances as provided in the Indenture.

                  To exercise the conversion right with respect to a Security, a Holder must (1) as to a Global Security, deliver a completed conversion notice, the form of which is provided in Exhibit C to the Indenture, to the Depositary stating that the Holder elects to convert such Security or, if less than the entire Principal amount thereof is to be converted, the portion thereof to be converted, (2) as to a Physical Security, deliver a duly signed completed conversion notice and such Physical Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, and (3) pay any transfer taxes or other applicable taxes or duties, if required. To convert interests in a Global Security, a Holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program or must deliver instructions in accordance with Euroclear's or Clearstream's normal operating procedures after application has been made to make the underlying Common Stock eligible for trading on Euroclear or Clearstream, as applicable.

                  To the extent provided in Section 2.1 of the Indenture, the Holders of such converted Securities shall be entitled to receive (and retain) any accrued Interest on the Principal of the surrendered Security, if at all.

                  Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time.

                  No fractional shares of Common Stock will be issued upon conversion of any Securities. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

                  Reference is made to the Indenture for other rights and obligations of the Holders of this Security with respect to their right to convert this Security or any portion hereof.

                  7. NO SINKING FUND.

                  The Securities are not subject to a sinking fund.

                  8. ABSOLUTE OBLIGATION.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company under the Indenture and this Security which is absolute and unconditional, to pay the Principal of or Interest, including Liquidated Damages, if any, on this Security at the place and time and in the coin or currency herein prescribed.

                  9. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Securities of each series are issuable in fully registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture.

                  Pursuant to the Indenture, when this Security (or any portion thereof in integral multiples of $1,000 in principle amount) is presented to the Registrar with a request to register the transfer or to exchange it for an equal Principal amount or other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such portions thereof are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4 of the Indenture, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Sections 2.14, 7.5 or 10.7 of the Indenture).

                  Pursuant to the Indenture, neither the Company nor the Registrar shall be required to exchange or register a transfer of this Security (or any portion thereof):

                           (1) for a period of 15 days prior to the day of any
                  selection of any portion of this Security for redemption under
                  Article 10 hereof;

                           (2) so selected for redemption or, if a portion of
                  this Security is selected for redemption, such portion thereof selected for redemption; or

                           (3) surrendered for conversion or, if a portion of
                  this Security is surrendered for conversion, such portion thereof surrendered for conversion.

                  In the event of redemption, conversion or purchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unpurchased portion thereof will be issued in the name of the Holder hereof.

                  By acceptance of the Restricted Securities, each Holder (1) represents and agrees for the benefit of the Company and America West that it is
(A) a Qualified Institutional Buyer within the meaning of Rule 144A, or (B) an "accredited investor" as defined in Rule 501(a) under the Securities Act and is holding this Security for investment purposes and not for distribution in violation of the Securities Act, (2) acknowledges that the Securities and the shares of Common Stock issuable upon conversion of such Security have not been registered under the Securities Act or under any state securities laws and (3) agrees that such Security must be held indefinitely unless subsequently registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.

                  If the Securities are issued upon the transfer, exchange or replacement of the Securities subject to restrictions on transfer and bearing the legends as set forth on the front of this Security, or if a request is made to remove the legend on a Security, such Security so issued shall bear the Restricted Security Legend, or the Restricted Security Legend shall not be removed, as the case may be, and such Security shall be a Restricted Security unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include a written opinion from such Holder's counsel, as may be reasonably required by the Company and the Registrar, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Restricted Security Legend. If the Restricted Security Legend is removed from the face of a Security and such Security is subsequently held by an Affiliate of the Company, the legend shall be reinstated.

                  10. PERSONS DEEMED OWNERS.

                  The registered Holder of this Security shall be treated as its owner for all purposes.

                  11. DISCHARGE PRIOR TO REDEMPTION OR STATED MATURITY.

                  Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if
(1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Stated Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee cash or, in the event of a conversion pursuant to the terms of the Indenture, Common Stock, sufficient to pay all amounts due and owing on all outstanding Securities on the date of their scheduled maturity or the scheduled date of redemption, as the case may be.

                  12. AMENDMENT; SUPPLEMENT; WAIVER.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority of the Principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in Principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of and Interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash for fractional shares in lieu of conversion) as provided in the Indenture.

                  13. REGISTRATION RIGHTS AGREEMENT.

                  The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), attached to the Indenture as Exhibit D.

                  14. DEFAULTS AND REMEDIES.

                  The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

                  (a) the Company defaults in the payment of the Principal amount (a "DEFAULTED PAYMENT") on any Outstanding Security when the same becomes due and payable at its Stated Maturity, upon redemption or exercise of a repurchase right or otherwise;

                  (b) the Company defaults in the payment of an installment of Interest (including Liquidated Damages, if any) on any Security when it becomes due and payable and such default continues for a period of 30 days;

                  (c) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal amount of the Outstanding Securities;

                  (d) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or America West or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or America West with a principal amount then outstanding in excess of U.S. $75,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity thereof (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 60 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Indenture;

                  (e) the Guaranty ceases to be in full force and effect (other than in accordance with its terms) or America West denies or disaffirms its obligations under the Guaranty;

                  (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or America West in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or America West bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or America West under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or America West or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (g) the commencement by the Company or America West of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or America West to the entry of a decree or order for relief in respect of the Company or America West in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or America West, or the filing by the Company or America West of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or America West to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or America West or of any substantial part of their respective property, or the making by the Company or America West of an assignment for the benefit of creditors, or the admission by the Company or America West in writing of either of their inability to pay their respective debts generally as they become due, or the taking of corporate action by the Company or America West expressly in furtherance of any such action.

                  A Default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate of the Principal amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (c) above after such notice has been given. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  If an Event of Default shall occur and be continuing, the Principal of all the Securities may be declared due and payable in the manner and with the effect, and the Holder of this Security shall have the remedies and rights related thereto, provided in the Indenture.

                  15. AUTHENTICATION.

                  This Security shall not be valid until the Trustee executes the certificate of authentication in the space provided therefore on such Security.

                  16. ABBREVIATIONS.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company may cause one or more CUSIP numbers, as appropriate, to be printed on this Security and the Trustee may use CUSIP numbers (if any) in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  18. GOVERNING LAW.

                  The Indenture and this Security shall be governed by, and construed in accordance with, the laws of the State of New York.

                  19. SUCCESSOR PERSON.

                  In the event a successor Person assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

                                ASSIGNMENT FORM

                  To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:


________________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)


and irrevocably appoint ____________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                  Your Name: ___________________________________________________
                        (Print your name exactly as it appears on the face of this Security)

                  Dated: _______________________________________________________

            Your Signature:_____________________________________________________
                          (Sign exactly as your name appears on the face of
                                         this Security)

      Signature Guarantee*:_____________________________________________________



_________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                CONVERSION NOTICE


TO:   America West Holdings Corporation
      111 West Rio Salado Parkway
      Tempe, Arizona 85281


                  The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 Principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted Principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


            Your Name:__________________________________________________________
                        (Print your name exactly as it appears on the face of
                                            this Security)

            Dated:______________________________________________________________

            Your Signature:_____________________________________________________
                          (Sign exactly as your name appears on the face of
                                             this Security)

            Social Security or other Taxpayer Identification Number:____________

            Principal amount to be converted (if less than all):$_______________

            Signature Guarantee*:_______________________________________________

            Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

________________________________________________________________________________
                                     (Name)
________________________________________________________________________________
                                (Street Address)
________________________________________________________________________________
                           (City, State and Zip Code)


                 SCHEDULE OF EXCHANGES FOR PHYSICAL SECURITIES(1)



* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

1 This schedule should be included only if the Security is issued in physical form.

                  The following exchanges of a part of this Global Security for Physical Securities have been made:


                                                                   Principal Amount of this
                   Amount of decrease in   Amount of increase in        Global Security           Signature of
                    Principal Amount of     Principal Amount of     following such decrease   authorized officer of
Date of Exchange   this Global Security    this Global Security         (or increase)              Trustee
----------------   --------------------    --------------------         -------------              -------